Investor Contact:
Brendan Connors
Chief Financial Officer
ir@choosemedifast.com

ICR, Inc.
Katie Turner
John Mills
(646) 277-1228

Medifast, Inc. Issues Fiscal 2010

Statement to Shareholders

In 2010, Medifast celebrated 30 years as a leading provider of weight management products and programs to combat the obesity epidemic in the United States.  Medifast’s proprietary technology as a medically formulated, portion controlled, meal replacement program has been time tested and designed not only to help customers lose weight quickly and safely but also to improve and maintain their health for the long term.

What truly differentiates Medifast from its competitors is the variety of choices we give our customers in successfully completing their weight loss journey.  With four distinct service channels and a menu of over 70 meal items to choose from, our customers regale in good choices.

Since 1980, over 20,000 doctors across the country have recommended Medifast to help their patients lose weight. But today’s Medifast customers also find their weight management solutions on the Internet, through participation in coaching and counseling programs and through our “brick and mortar” weight management centers.

Today, Medifast meets our customers’ needs in all of these scenarios with the same effective products at the support level that they choose. Medifast offers unique protocols in each channel -- reinforcing our commitment to customer satisfaction through customer-oriented choice and customer-oriented results.

As a result of meeting our customers’ needs, our company has been named The #1 Best Small Company in America by Forbes magazine for 2010.  This honor is based on the past 5 years financial performance of companies that do less than $1 Billion in annual revenue.  In fact, Medifast has attained a record of over 45 quarters of consecutive profitability and a 44% combined aggregate growth rate in our business since 1999, far exceeding the long-term performance of our national competitors for that time period.

The company in 2010 attained record revenues of $257.6 Million, an increase of 52% and improved profits by 73% to $19.6 Million compared to 2009. Over the past dozen years stockholders equity has grown from minus $1 million to more than $72 Million at the end of last year with a year-end cash and investment balance of $34.4 Million. This growth was accomplished primarily by utilizing internal resources and without taking on significant new debt.

To accommodate this unprecedented growth, the Company is now embarking on the largest expansion in its history.  We expanded facilities and infrastructure including a new distribution center in Texas to support our west coast customer base, and leased two additional office facilities in Owings Mills, MD to support the organic growth of our business units.  The significant expansion in manufacturing operations created more than 250 new Medifast jobs in 2010.  This commitment to US domestic employment growth is woven into the fabric of our business plan and will continue to bring desperately needed manufacturing jobs to Maryland, Texas and beyond.

Growth, however, is not without challenges.  In March 2011, our new independent auditor requested the re-evaluation of whether our historical and then current practices with respect to the timing for recognition of certain expenses were appropriate under generally accepted accounting principles.  Given the proximity of their request to the due date for our SEC filings we requested an automatic extension from the SEC to file Form 10K.  This provided the time for our new auditor to confer with our predecessor auditor and management to accurately resolve the questions.  After due consideration, we determined to restate our financial statements for the years 2008 and 2009 to reflect the recognition of certain expenses in the year in which they were incurred rather than when they were paid. A restatement was issued on March 31, 2011 for the years ending December 31, 2008 and 2009.  The change in recognition, however, was not material to our December 31, 2010 results that reflect profit growth of 73% year over year.

The Board’s Audit Committee held numerous meetings during this audit period and management of the company was actively engaged in the audit process.  We continue to invest in our internal audit capability to complement our historical and forecasted growth.  We are well aware of the unfortunate volatility in the stock price that, in our judgment, is primarily due to the short selling that occurred despite our record of 45 consecutive profitable quarters for our business.  The bottom line is strong.  The Company’s earnings report after the extension far exceeded the Board’s approved forecast for both revenues and profits and continued our lengthy record of outperformance.

We continue to be fully committed to combating the national obesity epidemic and helping to make America healthy by providing the best array of weight management products and services available.  We will continue to put a premium on customer choice and are looking forward to achieving our goal for another banner year of growth and financial success in fiscal year 2011.

We whole-heartedly thank our valued customers, Medifast employees, Take Shape for Life Health Coaches, Medifast Weight Control Center Operators, Medifast Practitioners, Board of Directors and Shareholders for your continued support of Medifast, Inc.

Best Regards,

Bradley T. MacDonald

Executive Chairman of Medifast, Inc.

Michael S. McDevitt

Chief Executive Officer

About Medifast

Medifast, Inc. (NYSE: MED) is a leading provider of clinically proven, portion-controlled weight-loss programs.  Medifast has been recommended by over 20,000 doctors and used by over one million clients since 1980. The Company is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by major universities. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape for Life personal coaching division, 3) medically supervised Medifast Weight Control Centers, and 4) a national network of wholesale physicians and medical practices. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, please visit http://www.choosemedifast.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.